UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 7, 2016

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 7, 2016, Atlas Air Worldwide Holdings, Inc. (the "Company") and its subsidiaries Polar Air Cargo LLC and Polar Air Cargo Worldwide, Inc. (collectively, the "Company Subsidiaries"), entered into a settlement agreement (the "Settlement Agreement") to settle all claims of participating class members against the Company and the Company Subsidiaries with respect to airfreight shipping services provided by Polar Air Cargo LLC (formerly known as Polar Air Cargo, Inc.) to such participating class members in the class actions consolidated in the lawsuit, In re: Air Cargo Shipping Services Antitrust Litigation, MDL No. 1775, pending in the United States District Court for the Eastern District of New York.

Pursuant to the Settlement Agreement, which was entered into with counsel representing the class representatives in the lawsuit, the Company has agreed to settle the claims made in the above-referenced lawsuit. To settle such claims, the Company and the Company Subsidiaries have agreed to pay $35 million on or before January 15, 2016; $35 million on or before January 15, 2017; and $30 million on or before January 15, 2018. The full amount of the settlement is expected to be reflected as a charge in the fourth quarter of 2015. The settlement payments will be made to participating class members through an escrow account established pursuant to the Settlement Agreement.

The Settlement Agreement remains subject to court approval. The Settlement Agreement, in which the Company and the Company Subsidiaries deny all wrongdoing, also includes releases by class members of the Company and the Company Subsidiaries, and their respective past and present, in each case, affiliates, directors, officers, employees and other related parties, for all conduct concerning any of the matters alleged, or that could have been alleged, in the lawsuit with respect to aircraft shipping services provided by the Company and the Company Subsidiaries to participating class members. Plaintiffs who affirmatively opt out of the class will not be bound by the release and will not receive any settlement proceeds. Additionally, the Settlement Agreement grants the Company and the Company Subsidiaries the right to rescind the Settlement Agreement in the event an agreed upon percentage of potential class members do not participate.

A copy of the press release announcing the Settlement Agreement is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99 - Press Release, dated January 7, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

January 7, 2016	By:	/s/ Adam R. Kokas

Name: Adam R. Kokas
Title: Executive Vice President, General Counsel, Secretary and Chief Human Resources Officer

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Exhibit Index

Exhibit No.	Description

99	Press Release, dated January 7, 2016